EXHIBIT 2.a

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Oct 28 2024 12:11PM Original ID: 2024-001544714

Profit Corporation

Articles of Incorporation

I.	The name of the profit corporation is:
Ex-Im America Ltd

II.	The name and physical address of the registered agent of the profit corporation is:
Registered Agents Inc 30 N Gould St Ste R Sheridan, WY 82801

III.	The mailing address of the profit corporation is:
30 N Gould St Ste R Sheridan, WY 82801

IV.	The principal office address of the profit corporation is:

30 N Gould St Ste R Sheridan, WY 82801

V.	The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	100,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI.	The name and address of each incorporator is as follows:
Registered Agents Inc
30 N Gould St Ste R Sheridan, WY 82801

Signature:	Robin Jones	Date: 10/28/2024
Print Name:	Robin Jones
Title:	Authorized Signer
Email:	filings@registeredagentsinc.com
Daytime Phone #:	(307) 200-2803

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Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

☑

I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17- 16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑	I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Registered Agents Inc

☑

I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry. By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation. Filer Information:

☑	I acknowledge having read W.S. 6-5-308.

Filer is:      ☐ An Individual            ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner. The following individual is signing on behalf of all Organizers, Incorporators, or Partners.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	Robin Jones	Date: 10/28/2024
Print Name:	Robin Jones
Title:	Authorized Signer
Email:	filings@registeredagentsinc.com
Daytime Phone #:	(307) 200-2803

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Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents Inc, whose registered office is located at 30 N Gould St Ste R, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for Ex-Im America Ltd and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17- 28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	Robin Jones	Date: 10/28/2024
Print Name:	Robin Jones
Title:	Authorized Signer
Email:	filings@registeredagentsinc.com
Daytime Phone #:	(307) 200-2803

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STATE OF WYOMING
Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Ex-Im America Ltd

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **28th** day of **October**, **2024** at **12:11 PM.**

Remainder intentionally left blank.

GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 10/28/2024

Secretary of State

Filed Online By:

Robin Jones

on 10/28/2024

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